                                                           EXHIBIT 99.(A)(3)(II)


PLEASE COMPLETE THIS PROXY AND RETURN IT IN THE ENCLOSED REPLY ENVELOPE, OR FAX IT TO (912) 632-5780, ATTN.: PAUL T. BENNETT. DO NOT SEND YOUR STOCK CERTIFICATES WITH THIS PROXY.

IF YOU WISH TO VOTE "FOR" ALL THE PROPOSALS, ALL YOU NEED TO DO IS SIGN AND PRINT YOUR NAME AT THE BOTTOM OF THIS PROXY, IN ACCORDANCE WITH THE INSTRUCTIONS.

                     COMMON STOCK OF SOUTH BANKING COMPANY

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                THE MAY 15, 2003 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Charles Stuckey, James W. Whiddon and Kenneth F. Wade, and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of South Banking Company (the "Company") to be held on May 15, 2003, and any adjournment or postponement thereof.

1.   Olivia Bennett                                             Paul T. Bennett
     Lawrence Bennett                                           Kenneth F. Wade
     Charles Stuckey                                            James W. Whiddon
     Richard Williams

   [ ] FOR all nominees for director listed above (except as marked to the contrary).
   [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above.
   [ ] WITHHOLD AUTHORITY to vote for an individual nominee. Write name(s) below.

2. Approval and adoption of Articles of Amendment to the Company's Articles of Incorporation to: effect a 1-for-50 reverse stock split of the company's outstanding common stock; reduce the number of authorized shares of common stock from 1,000,000 to 20,000; and increase the par value of the common stock from $1.00 per share to $50 (the "Amendment")

   [ ] FOR approval and adoption of Amendment
   [ ] AGAINST approval and adoption of Amendment
   [ ] ABSTAIN

3. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE NOMINEES FOR DIRECTOR AND THE PROPOSAL SET FORTH ABOVE, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                   Dated:                                            , 2003
                                           ------------------------------------
                                   --------------------------------------------
                                   Please sign this Proxy exactly as name appears in the
                                   Company's Shareholder record list.

                                   --------------------------------------------
                                   Please print name exactly as name appears in the
                                   Company's Shareholder record list.


                                   Note: When signing as attorney, trustee, administrator,
                                   or guardian, please give your title as such. In the case
                                   of joint tenants, each joint owner must sign.